Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-261693) on Form S-8 of our report dated March 18, 2022, with respect to the consolidated financial statements of Vacasa, Inc.

/s/ KPMG LLP

Boise, Idaho
March 18, 2022